EXHIBIT 99.1

Report of Independent Auditors

The Board of Directors

Cerberian, Inc.

We have audited the accompanying balance sheets of Cerberian, Inc. (the “Company”) as of September 30, 2004, December 31, 2003 and December 31, 2002, and the related statements of operations, stockholders’ deficit, and cash flows for the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cerberian, Inc. as of September 30, 2004, December 31, 2003 and December 31, 2002, and the results of its operations and its cash flows for the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Cerberian, Inc. will continue as a going concern. As more fully described in Note 2, the Company is in a negative working capital position, has incurred operating losses since inception, expects to incur further losses, and will be required to obtain additional capital to sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters also are described in Note 2. The financial statements do not include any adjustments to reflect possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

November 16, 2004

/s/ Ernst & Young LLP

CERBERIAN, INC.

BALANCE SHEETS

	September 30, 2004	December 31,
		2003	2002
Assets
Current assets:
Cash and cash equivalents	$23,678	$29,604	$—
Accounts receivable	244,703	392,180	44,301
Prepaid expenses and other current assets	78,666	34,140	26,399

Total current assets	347,047	455,924	70,700

Property and equipment, net	189,590	287,316	282,847
Deferred financing costs, net	32,566	42,283	8,094
Deposits	17,474	21,208	15,782
Other long term assets	—	—	83,333

Total assets	$586,677	$806,731	$460,756

Liabilities, mandatorily redeemable preferred stock and shareholders’ deficit
Current liabilities:
Accounts payable	$228,713	$223,819	$330,469
Accrued liabilities	97,146	106,834	40,942
Deferred revenue	1,361,536	496,119	186,975
Bridge loan payable, net of discount	1,528,389	212,235	216,187
Current portion of capital lease obligations	120,063	147,300	84,197
Current portion of long-term debt, net of discount	159,462	137,157	79,943

Total current liabilities	3,495,309	1,323,464	938,713

Capital lease obligations, net of current portion	29,346	116,388	66,620
Long-term debt, net of discount and current portion	301,414	423,515	327,981

Total liabilities	3,826,069	1,863,367	1,333,314

Commitments and contingencies (Note 11)

Mandatorily redeemable Series B convertible preferred stock par value of $0.001 per share; 7,045,336 shares authorized; 4,500,047 shares issued and outstanding, including cumulative dividends (redemption value of $3,454,536 as of September 30, 2004)	3,310,436	3,113,689	—

Shareholders’ deficit:
Series A Convertible Preferred Stock par value of $0.001 per share; 1,727,115 shares authorized, issued and outstanding (liquidation value of $700,000)	632,853	632,853	632,853
Series A-1 Convertible Preferred Stock par value of $0.001 per share; 2,452,858 shares authorized, issued and outstanding (liquidation value of $1,600,000)	1,569,701	1,569,701	1,569,701
Series A-2 Convertible Preferred Stock par value of $0.001 per share; 2,571,428 shares authorized, issued and outstanding (liquidation value of $1,800,000)	1,729,772	1,729,772	1,729,772
Common Stock par value $.0001 per share; 20,000,000 shares authorized; 2,856,439, 2,714,537 and 2,563,775 issued and outstanding	2,856	2,714	2,563
Additional paid-in capital	1,374,009	1,215,014	717,361
Accumulated deficit	(11,859,019)	(9,320,379)	(5,524,808)

Total shareholders’ deficit	(6,549,828)	(4,170,325)	(872,558)

Total liabilities, mandatorily redeemable preferred stock and shareholders’ deficit	$586,677	$806,731	$460,756

See accompanying notes

CERBERIAN, INC.

STATEMENTS OF OPERATIONS

	Nine Months Ended September 30, 2004	Year Ended December 31,
		2003	2002
Revenues:
Filtering and reporting	$647,965	$280,861	$80,602
Engineering and certification fees	183,522	240,132	68,173
Technology licensing	445,852	—	—
URL Sales and other fees	9,842	—	55,950

Total revenues	1,287,181	520,993	204,725

Operating expenses:
Sales and marketing	1,416,325	1,108,119	853,373
Research and development	464,083	887,167	1,128,520
Operations	383,968	620,898	380,644
General and administrative	1,051,361	1,069,360	613,861

Total operating expenses	3,315,737	3,685,544	2,976,398

Loss from operations	(2,028,556)	(3,164,551)	(2,771,673)

Other income (expense):
Interest expense	(314,602)	(427,667)	(101,513)
Interest income	1,103	3,084	10,031
Gain (loss) on disposal of property and equipment	162	(94,159)	—

Total other expense	(313,337)	(518,742)	(91,482)

Net loss	(2,341,893)	(3,683,293)	(2,863,155)

Accretion of discount and dividends on mandatorily redeemable preferred stock	196,747	112,278	—

Net loss available to common shareholders	$(2,538,640)	$(3,795,571)	$(2,863,155)

See accompanying notes

CERBERIAN, INC.

STATEMENTS OF SHAREHOLDERS’ DEFICIT

	Series A Convertible Preferred Stock		Series A-1 Convertible Preferred Stock		Series A-2 Convertible Preferred Stock		Common Stock		Deferred Stock Compensation	Additional Paid-In Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of December 31, 2001	1,727,115	$632,853	2,452,858	$1,569,701	—	$—	2,578,061	$2,577	$(24,880)	$566,410	$(2,661,653)	$85,008
Exercise of common stock options	—	—	—	—	—	—	40,000	40	—	5,960	—	6,000
Issuance of common stock and options for services	—	—	—	—	—	—	45,714	46	—	32,553	—	32,599
Beneficial conversion feature associated with bridge loan	—	—	—	—	—	—	—	—	—	21,729	—	21,729
Issuance of Series A-2 Convertible Preferred Stock net of issuance costs of $70,228	—	—	—	—	2,571,428	1,729,772	—	—	—	—	—	1,729,772
Stock compensation expense	—	—	—	—	—	—	—	—	9,880	—	—	9,880
Reversal of deferred compensation	—	—	—	—	—	—	(100,000)	(100)	15,000	(14,900)	—	—
Issuance of warrants in connection with debt financings	—	—	—	—	—	—	—	—	—	105,609	—	105,609
Net loss	—	—	—	—	—	—	—	—	—	—	(2,863,155)	(2,863,155)

Balance as of December 31, 2002	1,727,115	$632,853	2,452,858	$1,569,701	2,571,428	$1,729,772	2,563,775	$2,563	$—	$717,361	$(5,524,808)	$(872,558)

See accompanying notes

CERBERIAN, INC.

STATEMENTS OF SHAREHOLDERS’ DEFICIT

(continued)

	Series A Convertible Preferred Stock		Series A-1 Convertible Preferred Stock		Series A-2 Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of December 31, 2002	1,727,115	$632,853	2,452,858	$1,569,701	2,571,428	$1,729,772	2,563,775	$2,563	$717,361	$(5,524,808)	$(872,558)
Exercise of common stock options	—	—	—	—	—	—	6,667	7	4,327	—	4,334
Issuance of common stock for services	—	—	—	—	—	—	144,095	144	62,155	—	62,299
Issuance of Series B Convertible Preferred Stock, net of issuance costs of $83,954	—	—	—	—	—	—	—	—	64,670	—	64,670
Issuance of stock options for services	—	—	—	—	—	—	—	—	28,690	—	28,690
Issuance of warrants for services	—	—	—	—	—	—	—	—	4,000	—	4,000
Accretion on mandatorily redeemable Series B Preferred Stock	—	—	—	—	—	—	—	—	—	(112,278)	(112,278)
Issuance of warrants in connection with debt financings	—	—	—	—	—	—	—	—	333,811	—	333,811
Net loss	—	—	—	—	—	—	—	—	—	(3,683,293)	(3,683,293)

Balance as of December 31, 2003	1,727,115	$632,853	2,452,858	$1,569,701	2,571,428	$1,729,772	2,714,537	$2,714	$1,215,014	$(9,320,379)	$(4,170,325)

See accompanying notes

CERBERIAN, INC.

STATEMENTS OF SHAREHOLDERS’ DEFICIT

(continued)

	Series A Convertible Preferred Stock		Series A-1 Convertible Preferred Stock		Series A-2 Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of December 31, 2003	1,727,115	$632,853	2,452,858	$1,569,701	2,571,428	$1,729,772	2,714,537	$2,714	$1,215,014	$(9,320,379)	$(4,170,325)
Exercise of common stock options	—	—	—	—	—	—	141,902	142	21,449	—	21,591
Stock compensation from modification of option grants	—	—	—	—	—	—	—	—	34,546	—	34,546
Accretion on mandatorily redeemable Series B Preferred Stock	—	—	—	—	—	—	—	—	—	(196,747)	(196,747)
Issuance of warrants in connection with debt financings	—	—	—	—	—	—	—	—	103,000	—	103,000
Net loss	—	—	—	—	—	—	—	—	—	(2,341,893)	(2,341,893)

Balance as of September 30, 2004	1,727,115	$632,853	2,452,858	$1,569,701	2,571,428	$1,729,772	2,856,439	$2,856	$1,374,009	$(11,859,019)	$(6,549,828)

See accompanying notes

CERBERIAN, INC.

STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30, 2004	Year Ended December 31,
		2003	2002
Cash flows from operating activities
Net loss	$(2,341,893)	$(3,683,293)	$(2,863,155)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	138,236	206,698	203,385
Amortization of deferred finance costs	9,717	7,061	1,062
Accretion of original issue discount on long-term debt	141,208	258,266	34,508
Amortization of other assets	—	83,333	100,001
Accrued interest on bridge loans payable	68,844	58,658	2,064
Amortization of deferred compensation	—	—	9,880
Other non-cash expenses	446	1,961	28,546
Stock compensation from modification of option grants	34,546	—	—
Loss (gain) on disposal of assets	(162)	94,159	—
Issuance of common stock warrants for services	—	4,000	—
Issuance of common stock options for services	—	27,500	—
Issuance of common stock issued for services	—	62,299	31,999
Changes in operating assets and liabilities:
Accounts receivable	147,477	(347,879)	(4,576)
Prepaid expenses	(44,972)	(8,512)	(14,985)
Deposits	3,734	(5,426)	3,572
Accounts payable	4,894	(106,650)	266,577
Accrued liabilities	(9,688)	65,892	6,662
Deferred revenue	865,417	309,144	104,040

Net cash used in operating activities	(982,196)	(2,972,789)	(2,090,420)

Cash flows from investing activities
Purchases of property and equipment	(41,091)	(68,819)	(127,581)
Proceeds from sale of property and equipment	743	—	—

Net cash used in investing activities	(40,348)	(68,819)	(127,581)

Cash flows from financing activities
Proceeds from issuance of long-term debt	—	300,000	300,000
Proceeds from exercise of stock options	21,591	4,334	6,000
Proceeds from issuance of bridge loans	1,235,000	1,575,060	243,130
Proceeds from issuance of preferred stock, net of issuance costs	—	1,441,041	1,729,772
Payments on long-term debt	(125,694)	(118,087)	(45,043)
Payments on capital lease obligations	(114,279)	(123,636)	(131,624)
Payments for deferred finance costs	—	(7,500)	(6,250)

Net cash provided by financing activities	1,016,618	3,071,212	2,095,985

Net increase (decrease) in cash and cash equivalents	(5,926)	29,604	(122,016)
Cash and cash equivalents, beginning of year	29,604	—	122,016

Cash and cash equivalents, end of year	$23,678	$29,604	$—

See accompanying notes

CERBERIAN, INC.

STATEMENTS OF CASH FLOWS (continued)

Supplemental Disclosure of Cash Flow Information

For the nine months ended September 30, 2004 and

the years ended December 31, 2003 and 2002

Supplemental Cash Flow Disclosures and Non-Cash Transactions:

During the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, the Company paid cash for interest totaling $94,833, $103,682 and $63,879, respectively.

During the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, the Company entered into capital lease obligations totaling $0, $236,507 and $92,698, respectively.

During the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, the Company recorded accretion of discount, issuance costs and dividends on mandatorily redeemable preferred stock totaling $196,747, $112,278 and $0, respectively.

During the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, the Company issued warrants to purchase shares of preferred stock in connection with the issuance of bridge loans payable totaling $103,000, $245,675 and $37,910, respectively.

During the years ended December 31, 2003 and 2002, the Company issued warrants to purchase shares of Series B Convertible Preferred Stock and Common Stock in connection with the issuance of long-term debt totaling $88,136 and $67,699, respectively.

During the year ended December 31, 2003, the Company converted a total of $1,625,040 in bridge loans payable, including accrued interest thereon, into Series B Convertible Preferred Stock.

During the year ended December 31, 2003, the Company issued warrants to purchase shares of Series B Convertible Preferred Stock in connection with its Series B Preferred Stock financing totaling $64,670.

During the year ended December 31, 2002, the Company issued convertible bridge loans payable with a beneficial conversion feature valued at $21,729.

During the years ended December 31, 2003 and 2002, the Company issued options to purchase common stock for services rendered totaling $1,190 and $600, respectively.

CERBERIAN, INC.

NINE MONTHS ENDED SEPTEMBER 30, 2004 AND YEARS ENDED

DECEMBER 31, 2003 AND 2002

1. Summary of Significant Accounting Policies

Description of Business

Cerberian Inc. (the “Company”) was founded in 2000 as a Utah corporation and later incorporated as a Delaware corporation on January 9, 2001. The Company provides employee internet management products that enable businesses to analyze, report and manage how their employees use workplace computing resources, including internet access, instant messaging, peer-to-peer file sharing, network bandwidth and desktop applications. The Company’s Cerberian Web Manager Solution supports an organization’s efforts to improve employee productivity, conserve network bandwidth, mitigate potential legal liability, and enhance network security.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect amounts and disclosures reported in the accompanying financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a remaining maturity of three months or less to be cash equivalents. Cash equivalents totaled $1,073 as of December 31, 2003. The Company did not have any cash equivalents as of September 30, 2004 or December 31, 2002.

Allowance for Doubtful Accounts

The Company records its trade receivables at sales value and specific reserves are established for specific customer accounts, as collection problems become known or occur due to insolvency, disputes or other collection issues. The amounts of these specific reserves are estimated by management based on the customer’s financial position, age of the customer’s receivables, changes in payment schedules and reasons for any disputes. The allowance for doubtful accounts is charged with the write-off of uncollectible customer accounts whether due to insolvency, settlement or disputes. The Company did not have an allowance for doubtful accounts as of September 30, 2004, December 31, 2003 or December 31, 2002.

Property and Equipment

Property and equipment are carried at cost, net of accumulated depreciation, amortization, and impairment charges. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets; which range from 1 to 7 years for furniture and fixtures, 1 to 4 years for computer equipment, 3 years for software and 5 years for leasehold improvements. Assets held under capital lease obligations are amortized over the shorter of their useful lives or their respective lease lives.

Deferred Financing Costs

Costs incurred in connection with the issuance of debt are included in deferred financing costs, net of accumulated amortization. Amortization is calculated using the effective interest method over the respective original term of the applicable debt. As of September 30, 2004, December 31, 2003 and December 31, 2002, deferred financing costs, net of accumulated amortization, were $32,566, $42,283 and $8,094, respectively. Amortization expense related to deferred financing costs was $9,717, $7,061 and $1,062 during the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, respectively.

CERBERIAN, INC.

NINE MONTHS ENDED SEPTEMBER 30, 2004 AND YEARS ENDED

DECEMBER 31, 2003 AND 2002

1. Summary of Significant Accounting Policies (continued)

Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standard (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets to Be Disposed Of. Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell, and depreciation ceases. There were no impairments of long-lived assets recorded during the nine months ended September 30, 2004 or the years ended December 31, 2003 and 2002.

Revenue Recognition

The Company has adopted American Institute of Certified Public Accountants Statement of Position No. 97-2, Software Revenue Recognition (SOP 97-2) as amended by SOP 98-9. These statements provide guidance for recognizing revenue related to sales by software vendors.

Filtering and Reporting

The Company sells Cerberian Web Manager (CWM) on a subscription basis. CWM is sold directly to end-users as well as through Original Equipment Manufacturer Partners (OEM Partners). A subscription is generally 12, 15, 24 or 36 months in duration and for a fixed number of users. In certain instances, subscriptions are on a month-to-month basis.

Upon entering into a subscription arrangement, the Company invoices customers. Generally, payment is due for the full term of the subscription within 30 days of invoicing. The Company recognizes revenue on a monthly straight-line basis over the term of the subscription agreement. The Company records amounts billed to customers in excess of recognizable revenue as deferred revenue in the accompanying balance sheets.

Engineering and Certification Fees

In connection with integrating Cerberian Web Manager with the equipment of its OEM Partners, the Company charges certain engineering and certification fees to its OEM Partners. These fees are recognized on a monthly straight-line basis over the term of the respective OEM Partner license agreement. Upon entering into such a license agreement, the Company invoices its OEM Partners. Generally, payment is due upon completion of the related integration or certification. The Company recognizes revenue on a monthly straight-line basis over the term of the license agreement. The Company records amounts billed to customers in excess of recognizable revenue as deferred revenue in the accompanying balance sheets.

CERBERIAN, INC.

NINE MONTHS ENDED SEPTEMBER 30, 2004 AND YEARS ENDED

DECEMBER 31, 2003 AND 2002

1. Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

Technology Licensing

During January 2004, the Company entered into a Source Code Licensing Agreement and a Hosting Agreement with a technology manufacturer (Source Code Partner) whereby the Company granted the Source Code Partner a perpetual license to certain of its proprietary technology and agreed to host the Source Code Partner’s filtering service through July 2005. In exchange for the perpetual license grant and hosting services to be provided, the Company is to receive fees totaling $1,500,000 (Source Code Fee) and $500,000 (Hosting Fee) related to these services, respectively. The Source Code Fee and Hosting Fee are to be held in escrow and released to the Company on specified dates through June 2005. As of September 30, 2004, $200,000 and $300,000 related to Source Codes Fees and Hosting Fees remain in escrow, respectively.

Hosting Fees are recognized on a straight-line basis over the term of the Hosting Agreement which is from January 2004 through July 2005, and are included in filtering and reporting revenues in the accompanying statements of operations. Source Code Fees are recognized over the period beginning with the delivery of the source code to the Source Code Partner (May 26, 2004) and ending upon the termination of all obligations of the Company to provide support or Hosting Services to the Source Code Partner (July 2005). Revenue related to Source Code Fees is recorded as technology licensing revenues in the accompanying statements of operations.

Computer Software Costs

In accordance with SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, costs are capitalized, when significant, in the development of specific computer software products after establishment of technological feasibility and marketability. There have been no such costs capitalized to date as the costs incurred during the period between technological feasibility and general release have not been significant.

Research and Development

Research and development costs are expensed as incurred.

Employee Savings Plan

The Company has a 401(k) plan that allows employees to defer up to 15% of their income and provides for the matching of participant contributions at the Company’s discretion. The Company did not make any matching contributions during the nine months ended September 30, 2004 or the years ended December 31, 2003 and December 31, 2002.

Advertising Costs

Advertising costs are expensed during the period in which they are incurred. During the nine months ended September 30, 2004 and the years ended December 31, 2003 and December 31, 2002, the Company did not incur any significant advertising costs.

Stock Compensation

The Company’s stock option plan is accounted for in accordance with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. The Company has adopted the disclosure requirements of SFAS No. 123, Accounting for Stock-Based Compensation (see Note 12).

CERBERIAN, INC.

NINE MONTHS ENDED SEPTEMBER 30, 2004 AND YEARS ENDED

DECEMBER 31, 2003 AND 2002

1. Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

The recorded amounts for cash and cash equivalents, accounts receivable and accounts payable and other current liabilities approximate fair value due to the short-term nature of these financial instruments. The fair value of amounts outstanding under the Company’s other debt instruments approximate their recorded values in all material respects, as determined by discounting future cash flows at current market interest rates as of September 30, 2004, December 31, 2003 and December 31, 2002.

Income Taxes

The Company utilizes the asset and liability method of accounting for income taxes, as set forth in SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities, utilizing currently enacted tax rates. The effect of any future change in tax rates is recognized in the period in which the change occurs.

Concentration of Business and Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents and accounts receivable. Risks associated with cash and cash equivalents are mitigated by banking with federally insured creditworthy institutions. In the normal course of business, the Company provides unsecured credit terms to its customers. Accordingly, the Company performs ongoing credit evaluations of its customers and maintains an allowance for possible losses as considered necessary by management.

Recently Issued Accounting Standards

In May 2003, the Financial Accounting Standards Board (FASB) issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. This statement clarifies the definition of a liability, as currently defined under FASB Concepts Statement No. 6 Elements of Financial Statements, as well as other items. The statement requires that financial instruments that embody an obligation of an issuer be classified as a liability. Furthermore, the standard provides guidance for the initial and subsequent measurement as well as disclosure requirements of these financial instruments. This statement is effective for financial instruments entered into after December 15, 2004. The adoption of this statement is not expected to have a material impact on the Company’s results of operations or financial condition other than a reclassification of mandatorily redeemable preferred stock to a liability and the associated dividend to interest expense.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This statement amends and clarifies the financial accounting and reporting requirements, as were originally established in SFAS No. 133, for derivative instruments and hedging activities. SFAS No. 149 provides greater clarification of the characteristics of a derivative instrument so that contracts with similar characteristics will be accounted for consistently. This statement is effective for contracts entered into or modified after June 30, 2003, as well as for hedging relationships designated after June 30, 2003, excluding certain implementation issues that have been effective prior to this date under SFAS No. 133. The adoption of this statement has not had a material impact on the Company’s results of operations or financial condition.

CERBERIAN, INC.

NINE MONTHS ENDED SEPTEMBER 30, 2004 AND YEARS ENDED

DECEMBER 31, 2003 AND 2002

2. Basis of Presentation

The Company’s financial statements have been presented on the basis that it is able to continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company experienced net losses of $2,341,893, $3,683,293 and $2,863,155 during the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, respectively. The Company also used net cash in operations of $982,196, $2,972,789 and $2,090,420 during the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, respectively. The Company also had negative working capital of $3,148,262, $867,540 and $868,013 as of September 30, 2004, December 31, 2003 and 2002, respectively. The loss, cash usage and negative working capital were the result of product development, sales and marketing efforts and the costs associated with the development of the Company’s data centers. Management believes that the Company will continue to incur losses for the remainder of 2004 and possibly 2005.

Effective July 16, 2004, the Company entered into a merger agreement with Blue Coat Systems, Inc. (Blue Coat) whereby the Company will become, upon closing, a wholly owned subsidiary of Blue Coat. The purchase price of the Company was $17,500,000. The closing occurred on November 16, 2004. The Company’s continued existence is dependent upon Blue Coat’s willingness to continue to finance its operations in the future. Management believes that the Company will be able to secure adequate financing from Blue Coat through 2004 and 2005. Any substantial inability to secure additional funding and to achieve the operating results outlined in the current business plan could have a material adverse impact on the Company’s financial position, liquidity or results of operations. All these factors raise substantial doubt about the Company’s ability to continue as a going concern.

The accompanying financial statements do not include any adjustments, including those related to the classification of recorded asset amounts or the amounts and classification of liabilities, which might result from the outcome of the aforementioned uncertainties

3. Property and Equipment

Property and equipment consists of the following at September 30, 2004, December 31, 2003 and 2002:

	2004	2003	2002
Leasehold improvements	$15,305	$15,305	$14,105
Computer equipment	429,801	417,156	521,349
Furniture and fixtures	43,933	44,459	23,777
Software	14,320	12,225	49,561

	503,359	489,145	608,792
Less: accumulated depreciation	(313,769)	(201,829)	(325,945)

Property and equipment, net	$189,590	$287,316	$282,847

Property and equipment includes computer equipment and furniture and fixtures held under capital lease obligations as of September 30, 2004, December 31, 2003 and December 31, 2002 as follows:

	2004	2003	2002
Cost	$332,414	$332,414	$429,499
Accumulated amortization	(219,507)	(139,880)	(263,258)

	$112,907	$192,534	$166,241

Total depreciation and amortization expense relating to all property and equipment was $138,236, $206,698 and $203,385 during the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, respectively.

CERBERIAN, INC.

NINE MONTHS ENDED SEPTEMBER 30, 2004 AND YEARS ENDED

DECEMBER 31, 2003 AND 2002

4. Long-Term Debt

Long-term debt consists of the following at September 30, 2004, December 31, 2003 and December 31, 2002:

	2004	2003	2002
Note Payable to Utah Technology Finance Corporation (UTFC), bears interest at a rate of 14% per annum, requires monthly principal and interest payments of $7,040.34, matures on July 31, 2008, net of discount of $38,474 and $50,275 (UTFC Note Payable #3)	$211,073	$234,353	$—

Note Payable to UTFC, bears interest at a rate of 14% per annum, requires monthly principal and interest payments of $6,176.58, matures on September 30, 2007, net of discount of $26,479, $37,566 and $52,845 (UTFC Note Payable #2)	154,244	177,975	197,004

Note Payable to UTFC, bears interest at a rate of 13.5% per annum, requires monthly principal and interest payments of $5,966.92, matures on November 30, 2005 (UTFC Note Payable #1)	76,907	120,304	171,898

Note Payable to a former officer, bears interest at a rate of 14% per annum, requires monthly principal and interest payments of $1,732.85, matures on October 31, 2005, net of discount of $2,138, $5,310 and$10,784 (Individual Note Payable)	18,652	28,040	39,022

Long-term debt, net of discount	460,876	560,672	407,924
Less current portion	(159,462)	(137,157)	(79,943)

Long-term debt, net of discount and current portion	$301,414	$423,515	$327,981

The UTFC Note Payable #3, UTFC Note Payable #2 and UTFC Note Payable #1 are each secured substantially by all the assets of the Company. Furthermore, the UTFC Note Payable #3, UTFC Note Payable #2 and the Individual Note Payable were issued with original issue discounts of $54,386, $56,416 and $11,283, respectively. The amortization of original issue discounts related to long-term debt totaled $25,898, $25,221 and $3,876 for the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, respectively, and is recorded as interest expense in the accompanying statements of operations.

The carrying values of the above debt instruments approximate their fair values in all material respects, determined by discounting future cash flows at current market interest rates as of September 30, 2004, December 31, 2003 and December 31, 2002.

CERBERIAN, INC.

NINE MONTHS ENDED SEPTEMBER 30, 2004 AND YEARS ENDED

DECEMBER 31, 2003 AND 2002

4. Long-Term Debt (continued)

Long-term debt matures as follows at September 30, 2004:

2004	$44,770
2005	186,448
2006	124,946
2007	124,737
2008	47,066

527,967
Less: original issue discount	(67,091)

Long-term debt, net of discount	$460,876

5. Bridge Loans Payable

2002 Bridge Loans

Effective November 14, 2002, the Company entered into a bridge financing agreement with certain of its shareholders (November 2002 Bridge Loan), as amended, whereby the Company could borrow up to $193,000. The November 2002 Bridge Loan bore interest at a rate of 8% per annum and was secured by substantially all of the assets of the Company. As of December 31, 2002, $193,000 was outstanding under the November 2002 Bridge Loan. Effective December 30, 2002, the Company also entered into a bridge financing agreement with certain of its shareholders (December 2002 Bridge Loan), as amended, whereby the Company could borrow up to $1,375,190. The December 2002 Bridge Loan bore interest at a rate of 10% per annum and was secured by substantially all of the assets of the Company. As of December 31, 2002, $50,130 was outstanding under the December 2002 Bridge Loan. During the year ended December 31, 2003, an additional $1,325,030 was borrowed under the December 2002 Bridge Loan.

Effective July 14, 2003, pursuant to the Series B Preferred Stock offering (see Note 6), all of the outstanding principal and accrued but unpaid interest under the November 2002 Bridge Loan and the December 2002 Bridge Loan (collectively, 2002 Bridge Loans) were converted into Series B Preferred Stock.

December 2003 Bridge Loan

Effective December 10, 2003, the Company entered into a bridge financing agreement, as amended, with certain of its shareholders (December 2003 Bridge Loan), whereby the Company could borrow up to $950,000. In connection with the issuance of the December 2003 Bridge Loan, the Company also issued warrants to purchase 678,571 shares of the Company’s Series B Preferred Stock at an exercise price of $0.70 per share, subject to certain adjustments (December 2003 Bridge Warrants). The value associated with the December 2003 Bridge Warrants, totaling $139,585 has been recorded as an original issue discount to the December 2003 Bridge Loan. The total original issue discount to the December 2003 Bridge Loan, including expenses associated with issuing the loan, totaled $147,170. As of September 30, 2004 and December 31, 2003, the remaining unamortized discount under the December 2003 Bridge Loan was $27,263 and $39,573, respectively. The December 2003 Bridge Loan bears interest at a rate of 12% per annum and is secured by substantially all of the assets of the Company. As of September 30, 2004 and December 31, 2003, $950,000 and $250,000 had been borrowed under the December 2003 Bridge Loan, respectively. As of September 30, 2004 and December 31, 2003, $66,519 and $1,808 of accrued but unpaid interest was outstanding under the December 2003 Bridge Loan. Subsequent to September 30, 2004, the

CERBERIAN, INC.

NINE MONTHS ENDED SEPTEMBER 30, 2004 AND YEARS ENDED

DECEMBER 31, 2003 AND 2002

5. Bridge Loan Payable (continued)

2003 Bridge Loans (continued)

December 2003 Bridge Loan was amended to extend the maturity date to December 15, 2004.

Blue Coat Systems Bridge Notes

During the nine months ended September 30, 2004, the Company entered into bridge financing agreements with Blue Coat (Blue Coat Bridge Notes) whereby the Company has borrowed $535,000 as of September 30, 2004. The Blue Coat Bridge Notes, as amended, bear interest at a rate of 5% per annum and mature on December 1, 2004. As of September 30, 2004, the Company also owed $4,133 for unpaid interest on the Blue Coat Bridge Note. These amounts are included in bridge loan payable in the accompanying balance sheet. Subsequent to September 30, 2004, the Company has borrowed an additional $490,000 in bridge financings from Blue Coat.

6. Preferred Stock

Series A Convertible Preferred Stock

Pursuant to a Securities Purchase Agreement (the Series A Agreement) dated January 5, 2001, the Company issued 1,727,115 shares of its Series A Convertible Preferred Stock (the Series A Preferred Stock) in a private offering at a price of $0.4053 per share. In connection with the Series A Preferred Stock offering, the Company also issued warrants to purchase 172,712 shares of common stock at an exercise price of $0.30 per share (Series A Common Warrants). Total proceeds from the Series A Preferred Stock offering were $700,000. The Series A Preferred Stock is recorded net of expenses associated with the offering and the value assigned to the Series A Common Warrants of $54,212 and $12,935, respectively, in the accompanying balance sheets. The Series A Preferred Stock shareholders are entitled, in the event of liquidation, to a liquidation preference equal to the original issuance price plus all declared and unpaid dividends, to be paid before any distribution to the common shareholders of the Company. The Series A Preferred Stock is convertible into shares of common stock of the Company at the option of the shareholder at a ratio of 1 to 1, subject to certain adjustments. The Series A Preferred Stock shareholders are entitled to a non-cumulative cash dividend rate of $0.0324 per share paid prior to and in preference of any dividend on the common stock of the Company. The Series A Preferred Stock shareholders are entitled to elect two members of the Company’s board of directors together with the holders of the Company’s Series A-1 and Series A-2 Preferred Stock.

Series A-1 Convertible Preferred Stock

Pursuant to a Securities Purchase Agreement (the Series A-1 Agreement) dated June 25, 2001, the Company issued 2,452,858 shares of its Series A-1 Convertible Preferred Stock (the Series A-1 Preferred Stock) in a private offering at a price of $0.6523 per share. Total proceeds from the Series A-1 Preferred Stock offering were $1,600,000. The Series A-1 Preferred Stock is recorded net of expenses associated with the offering of $30,299 in the accompanying balance sheets. The Series A-1 Preferred Stock shareholders are entitled, in the event of liquidation, to a liquidation preference equal to the original issuance price plus all declared and unpaid dividends, to be paid before any distribution to the common shareholders and Series A Preferred Stock shareholders of the Company. The Series A-1 Preferred Stock is convertible into shares of common stock of the Company at the option of the shareholder at a ratio of 1 to 1, subject to certain adjustments. The Series A Preferred Stock shareholders are entitled to a non-cumulative cash dividend rate of $0.0522 per share paid prior to and in preference of any dividend on the common stock or Series A Preferred Stock of the Company. The Series A-1 Preferred Stock shareholders are entitled to elect two members of the Company’s board of directors together with the holders of the Company’s Series A and Series A-2 Preferred Stock.

CERBERIAN, INC.

NINE MONTHS ENDED SEPTEMBER 30, 2004 AND YEARS ENDED

DECEMBER 31, 2003 AND 2002

6. Preferred Stock (continued)

Series A-2 Convertible Preferred Stock

Pursuant to a Securities Purchase Agreement (the Series A-2 Agreement) dated January 23, 2002, the Company issued 2,571,428 shares of its Series A-2 Convertible Preferred Stock (the Series A-2 Preferred Stock) in a private offering at a price of $0.70 per share. Total proceeds from the Series A-2 Preferred Stock offering were $1,800,000. The Series A-2 Preferred Stock is recorded net of expenses associated with the offering of $70,228 in the accompanying balance sheets. The Series A-2 Preferred Stock shareholders are entitled, in the event of liquidation, to a liquidation preference equal to the original issuance price plus all declared and unpaid dividends, to be paid before any distribution to the common shareholders, Series A Preferred Stock shareholders and Series A-1 Preferred Stock shareholders of the Company. The Series A-2 Preferred Stock is convertible into shares of common stock of the Company at the option of the shareholder at a ratio of 1 to 1, subject to certain adjustments. The Series A Preferred Stock shareholders are entitled to a non-cumulative cash dividend rate of $0.056 per share paid prior to and in preference of any dividend on the common stock, Series A Preferred Stock and Series A-1 Preferred Stock of the Company. The Series A-2 Preferred Stock shareholders are entitled to elect two members of the Company’s board of directors together with the holders of the Company’s Series A and Series A-1 Preferred Stock.

Mandatorily Redeemable Series B Convertible Preferred Stock

Pursuant to a Securities Purchase Agreement (the Series B Agreement) dated July 14, 2003 (first closing) and October 16, 2003 (second closing), the Company issued 4,500,047 shares of its Mandatorily Redeemable Series B Convertible Preferred Stock (the Series B Preferred Stock) in a private offering at a price of $0.70 per share. In connection with the Series B Preferred Stock offering, the Company also issued warrants to purchase 1,001,947 shares of Series B Preferred Stock at an exercise price of $0.70 per share (Series B Warrants). Total proceeds from the Series B Preferred Stock offering were $3,150,040, including the conversion of principal and interest outstanding under the 2002 Bridge Loans totaling $1,625,040. The Series B Preferred Stock is recorded net of expenses associated with the offering and the value assigned to the Series B Warrants of $83,954 and $64,670, respectively, in the accompanying balance sheets. The Series B Preferred Stock shareholders are entitled, in the event of liquidation, to a liquidation preference equal to the original issuance price plus all declared and unpaid dividends, to be paid before any distribution to the common shareholders of the Company. The Series B Preferred Stock is convertible into shares of common stock of the Company at the option of the shareholder at a ratio of 1 to 1, subject to certain adjustments. The Series B Preferred Stock shareholders are entitled to a cumulative cash dividend rate of $0.056 per share paid prior to and in preference of any dividend on the common stock, Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock of the Company. The Series B Preferred Stock shareholders are entitled to elect one member of the Company’s board of directors. The Series B Preferred Stock is redeemable at the option of a majority of the holders of such stock in three equal installments beginning on July 14, 2007. As of September 30, 2004 and December 31, 2003, cumulative dividends in arrears on the Series B Preferred Stock totaled $309,025 and $112,278, respectively.

CERBERIAN, INC.

NINE MONTHS ENDED SEPTEMBER 30, 2004 AND YEARS ENDED

DECEMBER 31, 2003 AND 2002

7. Common Stock

The Company has one class of Common Stock outstanding. The common stock shareholders are entitled to elect one member of the Company’s board of directors. The Company has not declared or paid any dividends on the Common Stock.

8. Warrants

In connection with the Series A Preferred Stock offering, the Company issued warrants to purchase 172,712 shares of common stock at an exercise price of $0.30 per share, subject to certain adjustments (Series A Common Warrants). The Series A Common Warrants are exercisable in whole or in part at any time and from time to time until their expiration, which occurs upon the initial public offering of the Company or 5 years. The relative fair value of the warrants were determined to be $12,935 using the Black-Scholes valuation model based upon an exercise price of $0.30, a risk free interest rate of 4.16%, a dividend yield of 0%, volatility of 1.00 and an expected life of 3 years. The warrant value was recorded as an issuance cost to the Series A Preferred Stock. As of September 30, 2004, none of the Series A Common Warrants have been exercised. Subsequent to September 30, 2004, the Series A Common Warrants were amended to provide for the mandatory net exercise of such warrants or expiration of such warrants upon a change of control.

In connection with a bridge loan entered into in May 2001, the Company issued warrants to purchase 201,216 shares of common stock at an exercise price of $0.40 per share, subject to certain adjustments (May 2001 Bridge Warrants). The May 2001 Bridge Warrants are exercisable in whole or in part at any time and from time to time until their expiration, which occurs upon the initial public offering of the Company or 5 years. The relative fair value of the warrants were valued at $33,029, as determined using the Black-Scholes valuation model based upon an exercise price of approximately $0.40, a risk free interest rate of 4.16%, a dividend yield of 0%, volatility of 1.00 and an expected life of 3 years. The warrant value was recorded as an original issue discount to the bridge loan and amortized as interest expense over the life of the bridge loan. As of September 30, 2004, none of the May 2001 Bridge Common Warrants have been exercised. Subsequent to September 30, 2004, the Bridge Common Warrants were amended to provide for the mandatory net exercise of such warrants or expiration of such warrants upon a change of control.

In connection with the Series B Preferred Stock offering, the Company issued warrants to purchase 1,001,947 shares of Series B Preferred Stock at an exercise price of $0.70 per share, subject to certain adjustments (Series B Warrants). The Series B Warrants are exercisable in whole or in part at any time and from time to time until their expiration, which occurs upon the earlier of the initial public offering of the Company, a change of control or July 14, 2008. The relative fair value of the warrants were determined to be $64,670 using the Black-Scholes valuation model based upon an exercise price of $0.70, a risk free interest rate of 1.59%, a dividend yield of 5.6%, volatility of 1.00 and an expected life of 2 years. The warrant value was recorded as an issuance cost to the Series B Preferred Stock. As of September 30, 2004, none of the Series B Warrants have been exercised. Subsequent to September 30, 2004, the Series B Warrants were amended to provide for the mandatory net exercise of such warrants or expiration of such warrants upon a change of control.

In connection with the issuance of the UTFC Note Payable #2, the Company issued warrants to purchase 142,858 shares of common stock at an exercise price of $0.70 per share, subject to certain adjustments (UTFC Common Warrants). The UTFC Common Warrants are exercisable in whole or in part at any time and from time to time until their expiration, which occurs upon the earlier of the initial public offering of the Company, a change of control or September 24, 2007. The relative fair value of the warrants is $56,416, as determined using the Black-Scholes valuation model based upon an exercise price of approximately $0.70, a risk free interest rate of 3.83%, a dividend yield of 0%, volatility of 1.00 and an expected life of 2 years. The warrant value was recorded as an original issue discount to the UTFC Note Payable #2 and is being amortized as interest expense over the life of the Note Payable. As of September 30, 2004, none of the UTFC Common Warrants have been exercised. Subsequent to September 30, 2004, the UTFC Common Warrants were amended to provide for the mandatory net exercise of such warrants or expiration of such warrants upon a change of control.

CERBERIAN, INC.

NINE MONTHS ENDED SEPTEMBER 30, 2004 AND YEARS ENDED

DECEMBER 31, 2003 AND 2002

8. Warrants (continued)

In connection with the issuance of the Individual Note Payable, the Company issued warrants to purchase 28,572 shares of common stock at an exercise price of $0.70 per share, subject to certain adjustments (JS Note Common Warrants). The JS Note Common Warrants are exercisable in whole or in part at any time and from time to time until their expiration, which occurs upon the earlier of the initial public offering of the Company, a change of control or September 24, 2007. The relative fair value of the warrants is $11,283, as determined using the Black-Scholes valuation model based upon an exercise price of approximately $0.70, a risk free interest rate of 3.83%, a dividend yield of 0%, volatility of 1.00 and an expected life of 2 years. The warrant value was recorded as an original issue discount to the Individual Note Payable and is being amortized as interest expense over the life of the Note Payable. As of September 30, 2004, none of the JS Note Common Warrants have been exercised. Subsequent to September 30, 2004, the JS Note Common Warrants were amended to provide for the mandatory net exercise of such warrants or expiration of such warrants upon a change of control.

In connection with the issuance of the UTFC Note Payable #3, the Company issued warrants to purchase 562,500 shares of common stock at an exercise price of $0.16 per share, subject to certain adjustments (JS Guarantee Common Warrants), to a former officer of the Company in exchange for the former officer providing a personal guarantee of the UTFC Note Payable #3. The JS Guarantee Common Warrants are exercisable in whole or in part at any time and from time to time until their expiration, which occurs upon the earlier of the initial public offering of the Company, a change of control or October 29, 2008. The relative fair value of the warrants is $33,750, as determined using the Black-Scholes valuation model based upon an exercise price of approximately $0.16, a risk free interest rate of 1.23%, a dividend yield of 0%, volatility of 1.00 and an expected life of 1 year. The warrant value was recorded as deferred financing costs and is being amortized as interest expense over the life of the Note Payable. As of September 30, 2004, none of the JS Guarantee Common Warrants have been exercised. Subsequent to September 30, 2004, the JS Guarantee Common Warrants were amended to provide for the mandatory net exercise of such warrants or expiration of such warrants upon a change of control.

In connection with the issuance of the UTFC Note Payable #3, the Company issued warrants to purchase 214,286 shares of Series B Preferred Stock at an exercise price of $0.70 per share, subject to certain adjustments (UTFC Series B Preferred Warrants). The UTFC Series B Preferred Warrants are exercisable in whole or in part at any time and from time to time until their expiration, which occurs upon the earlier of the initial public offering of the Company, a change of control or July 14, 2010. The relative fair value of the warrants is $54,386, as determined using the Black-Scholes valuation model based upon an exercise price of approximately $0.70, a risk free interest rate of 1.59%, a dividend yield of 5.6%, volatility of 1.00 and an expected life of 2 years. The warrant value was recorded as an original issue discount to the UTFC Note Payable #3 and is being amortized as interest expense over the life of the Note Payable. As of September 30, 2004, none of the Series B Warrants have been exercised. Subsequent to September 30, 2004, the UTFC Series B Preferred Warrants were amended to provide for the mandatory net exercise of such warrants or expiration of such warrants upon a change of control.

In connection with certain consulting services provided in 2003, the Company issued warrants to purchase 50,000 shares of common stock at an exercise price of $0.18 per share, subject to certain adjustments (Consultant Common Warrants), to a consultant. The Consultant Common Warrants are exercisable in whole or in part at any time and from time to time until their expiration, which occurs upon the earlier of the initial public offering of the Company, a change of control or February 21, 2013. The warrants were valued at $7,198 using the Black-Scholes valuation model based upon an exercise price of approximately $0.18, a risk free interest rate of 1.59%, a dividend yield of 0%, volatility of 1.00 and an expected life of 2 years. The warrant value was recorded as consulting expense and is included under the caption “General and Administrative Expense” in the 2003 statement of operations. As of September 30, 2004, none of the Consultant Common Warrants have been exercised. Subsequent to September 30, 2004, the Consultant Common Warrants were amended to provide for the mandatory net exercise of such warrants or expiration of such warrants upon a change of control.

CERBERIAN, INC.

NINE MONTHS ENDED SEPTEMBER 30, 2004 AND YEARS ENDED

DECEMBER 31, 2003 AND 2002

8. Warrants (continued)

In connection with the December 2003 Bridge Loan, the Company issued warrants to purchase 678,571 shares of the Company’s Series B Preferred Stock at an exercise price of $0.70 per share, subject to certain adjustments (December 2003 Bridge Warrants). The December 2003 Bridge Warrants are exercisable in whole or in part at any time and from time to time until their expiration, which occurs upon the earlier of the initial public offering of the Company, a change of control or December 10, 2008. The relative fair value of the warrants is $139,585, as determined using the Black-Scholes valuation model based upon an exercise price of approximately $0.70, a risk free interest rate of 1.24%, a dividend yield of 5.6%, volatility of 1.00 and an expected life of 1 year. The warrant value was recorded as an original issue discount to the bridge loan and is being amortized as interest expense over the life of the bridge loan. As of September 30, 2004, none of the December 2003 Bridge Warrants have been exercised. Subsequent to September 30, 2004, the December 2003 Bridge Warrants were amended to provide for the mandatory net exercise of such warrants or expiration of such warrants upon a change of control.

9. Income Taxes

For the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, the provision for income taxes was $0. A reconciliation of the income tax provision to the amount computed by applying the statutory tax rate to net loss before income taxes is summarized as follows:

	2004	2003	2002
Provision at federal statutory rate of 35%	$(888,524)	$(1,328,450)	$(1,002,104)
Provision at state statutory rate of 4.6%	(116,777)	(174,596)	(131,705)
Change in valuation allowance on deferred tax assets	908,633	1,450,663	1,117,687
Other	96,668	52,383	16,122

	$—	$—	$—

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. As of September 30, 2004, December 31, 2003 and 2002, the significant components of the Company’s deferred tax assets are as follows:

	2004	2003	2002
Deferred tax assets:
Net operating loss carryforwards	$3,293,475	$2,559,634	$1,264,676
Capitalized research and development	1,053,330	897,566	741,801
Capitalized organization costs	109,174	109,174	109,174
Fixed assets	20,152	4,893	31,494
Other accruals / reserves	40,451	36,682	10,141

Total deferred tax assets	4,516,582	3,607,949	2,157,286
Valuation allowance	(4,516,582)	(3,607,949)	(2,157,286)

Net deferred tax assets	$—	$—	$—

The Company has incurred losses from its inception through September 30, 2004. Management believes that, based on the history of such losses and other factors, that it is more likely than not that the Company will not be able to realize its deferred tax assets. Therefore, a full valuation allowance has been recorded as of September 30, 2004, December 31, 2003 and December 31, 2002.

CERBERIAN, INC.

NINE MONTHS ENDED SEPTEMBER 30, 2004 AND YEARS ENDED

DECEMBER 31, 2003 AND 2002

9. Income Taxes (continued)

As of September 30, 2004, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $8,316,857. The net operating loss carryforwards will expire at various dates beginning in 2021 through 2025, if not utilized.

Utilization of the net operating losses may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. Such annual limitations could result in the expiration of the net operating losses before utilization. The events that may cause ownership changes in the Company’s net operating losses include, but are not limited to, a cumulative stock ownership change of greater than 50% over a three year period.

10. Related Party Transactions

As of September 30, 2004, December 31, 2003 and December 31, 2002, the Company owed $20,790, $33,350 and $49,155, respectively, under the Individual Note Payable (see Note 5). The individual was previously the Company’s chief executive officer and is also a member of the Company’s board of directors. During the nine months ended September 30, 2004 and the years ended December 31, 2003 and December 31, 2002, the Company paid this individual a total of $2,933, $5,841 and $3,038, respectively, in interest related to the note payable.

As of September 30, 2004 and December 31, 2003, the Company owed $1,016,519 and $251,808 under the December 2003 Bridge Loan (see Note 4). The lenders under the December 2003 Bridge Loan are shareholders of the Company.

11. Commitments and Contingencies

Operating Leases

The Company leases its facilities and certain equipment under non-cancelable operating leases, which expire at various dates through April 2007. These operating leases contain renewal options and are subject to cost increases. Future minimum annual lease payments under non-cancelable operating leases as of September 30, 2004 are as follows:

2004	$26,081
2005	105,202
2006	90,173
2007	2,088

$223,544

Rent expense totaled $74,338, $75,521, and $75,521 for the nine months ended September 30, 2004 and the years ended December 31, 2003 and December 31, 2002.

CERBERIAN, INC.

NINE MONTHS ENDED SEPTEMBER 30, 2004 AND YEARS ENDED

DECEMBER 31, 2003 AND 2002

11. Commitments and Contingencies (continued)

Capital Leases

The Company leases certain equipment under capital lease obligations. Future minimum annual lease payments under capital lease obligations as of September 30, 2004 are as follows:

2004	$39,262
2005	110,242
2006	15,758
2007	4,509

169,771
Less: amounts representing interest	(20,362)

Present value of net minimum payments	149,409
Less: current portion	(120,063)

Long-term obligation	$29,346

Indemnifications

The Company provides indemnifications of varying scope and size to certain customers against claims of intellectual property infringement made by third parties arising from the use of the Company’s products. Management evaluates estimated losses for such indemnifications under SFAS No. 5, Accounting for Contingencies, as interpreted by FASB Interpretations 45 Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others after considering such factors as the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of loss. To date, the Company has not encountered material costs as a result of such obligations and has not accrued any liabilities related to such indemnifications in its financial statements.

Management Bonus Plan

Effective July 2004, the Company’s board of directors established the Cerberian, Inc. Management Bonus Plan (Management Bonus Plan). Certain of the Company’s Executive Officers participate in this plan. Participants are entitled to a payment on awards granted under the Management Bonus Plan upon the closing of the sale of the Company. The Management Bonus Plan was amended subsequent to September 30, 2004 to set the plan amount at $325,000.

Employment Agreements

The Company has entered into employment agreements with two of its executive officers. These employment agreements provide for involuntary termination benefits and termination benefits resulting from a change in control of the Company.

Other Matters

Certain claims, suits and complaints in the ordinary course of business are pending or may arise against the Company, including all of its direct and indirect subsidiaries. In the opinion of management, all matters are adequately covered by insurance or, if not covered, are without merit or are of such kind, or involve such amounts as would not have a material effect on the financial position, results of operations or liquidity of the Company if disposed of unfavorably.

CERBERIAN, INC.

NINE MONTHS ENDED SEPTEMBER 30, 2004 AND YEARS ENDED

DECEMBER 31, 2003 AND 2002

12. Stock Option Plan

In 2000, the Company established the Cerberian, Inc. 2000 Stock Option Plan (the Plan) to provide for the grant of incentive and non-qualified stock options for the purchase of up to 2,364,753 shares of the Company’s common stock by officers and employees of the Company and other key persons (eligible for nonqualified stock options only) as designated by the Company’s board of directors (the Board). The Board is responsible for the Plan’s administration. The Board determines the term of each option, option exercise price, number of shares for which each option is granted and the vesting term of each option grant. Options granted under the Plan generally expire ten years from the date of grant and vest either immediately or over a four-year term. Incentive stock options shall not have an exercise price less than the fair market value of the common stock at the date of grant. The status of the Company’s stock option plan is summarized below:

	Number of Shares	Weighted Average Exercise Price
Outstanding as of December 31, 2001	1,224,625	$0.26

Granted	596,000	0.67
Forfeited	(455,000)	0.31

Outstanding as of December 31, 2002	1,365,625	0.42

Granted	2,665,793	0.17
Exercised	(6,667)	0.65
Forfeited	(1,443,333)	0.29
Cancelled	(332,000)	0.56

Outstanding as of December 31, 2003	2,249,418	0.19

Granted	155,000	0.16
Exercised	(141,902)	0.15
Forfeited	(465,723)	0.16

Outstanding as of September 30, 2004	1,796,793	$0.19

The following table summarizes information about the stock options outstanding under the Plan as of September 30, 2004:

Range of Exercise Prices	Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Exercisable	Weighted Average Exercise Price
$0.15 -$0.16	1,671,793	9.02	$0.16	338,768	$0.16
$0.25 -$0.31	8,000	6.64	0.27	7,625	0.27
$0.65 -$0.67	117,000	4.04	0.66	100,625	0.66

	1,796,793	8.69	0.19	447,018	0.27

CERBERIAN, INC.

NINE MONTHS ENDED SEPTEMBER 30, 2004 AND YEARS ENDED

DECEMBER 31, 2003 AND 2002

12. Stock Option Plan (continued)

The Company continues to account for stock-based compensation using the method prescribed in APB Opinion No. 25, Accounting for Stock Issued to Employees, under which no compensation expense for stock options is recognized for stock option awards granted to employees with exercise prices at or above fair market value. The Company has adopted the disclosure-only provisions of SFAS No. 123. If stock option grants awarded under the Company’s stock option plan had been expensed in accordance with the fair value provisions of SFAS No. 123, the Company’s net loss available to common shareholders would have been changed to the pro forma amounts indicated below:

	Nine Months Ended September 30, 2004	Years Ended December 31,
		2003	2002
Net loss available to common shareholders:
As reported	$(2,538,640)	$(3,795,571)	$(2,863,155)
Pro forma	(2,566,876)	(3,798,695)	(2,871,899)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002.

	2004	2003	2002
Expected life	10 yrs	10 yrs	10 yrs
Risk-free interest rate	4.19%	3.94%	4.64%
Volatility	100%	100%	100%
Dividend yield	0%	0%	0%

The weighted average grant date fair value for the options granted during the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002 were as follows:

	2004	2003	2002
Range of exercise prices	$0.16	$0.16-$0.67	$0.66-$0.67
Weighted average fair value	$0.09	$0.10	$0.36

During the nine months ended September 30, 2004, the Company’s Board of Directors modified the stock option grants of certain members of management of the Company as well as for two of its independent board members to allow for 100% vesting of those options upon the occurrence of a change of control. Each of these options previously allowed for 50% vesting of the unvested portion of the options upon the occurrence of a change of control. Furthermore, the Company’s Board of Directors also modified the stock option grant to one of its independent board members to reduce the exercise price of that grant from $.67 per share to $.16 share. As a result of these modifications, the Company recorded an expense totaling $34,546 which represents the difference between the exercise price of those options and the estimated fair value of the underlying common stock on the date of the modification.

CERBERIAN, INC.

NINE MONTHS ENDED SEPTEMBER 30, 2004 AND YEARS ENDED

DECEMBER 31, 2003 AND 2002

13. Subsequent Events

Effective July 16, 2004, the Company entered into a merger agreement with Blue Coat Systems, Inc. (Blue Coat) whereby the Company will become, upon closing, a wholly owned subsidiary of Blue Coat. The stated purchase price of the Company was $17,500,000. The closing occurred on November 16, 2004.